UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) November 28, 2018

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, AK	99518
(Address of Principal’s Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in [sic] Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)  On November 28, 2018, the Chugach Electric Association, Inc. (“Chugach”) Board of Directors (“Board”) approved a term sheet for Chugach’s Chief Executive Officer (“CEO”), Lee D. Thibert, to enter into an employment agreement with Brian J. Hickey, 60, as Chief Operating Officer (“COO”).

Prior to his appointment as COO, Mr. Hickey served Chugach as Sr. Vice President, System Operations since January 1, 2017, and Executive Manager, Grid Development since June 5, 2012. Prior to that he was a Sr. Project Manager for NANA WorleyParsons and Electric Power Systems, where he managed power plant and hydrocarbons projects in Alaska’s Railbelt and on Alaska’s North Slope since March 2008. Prior to that he served Chugach for twenty years in various senior management roles including System Operations Supervisor, Manager of Substation Operations, Manager of Power Control, Director of Technical Services and lastly, Vice President, Power Delivery. Mr. Hickey is a registered Professional Electrical Engineer, registered project management professional, holds a Bachelor of Science in Electrical Engineering, master’s certificate in project management and a master’s degree in global finance.

Mr. Hickey has no family relationships with any current director, director nominee, or executive officer of Chugach, and there are no transactions or proposed transactions, to which Chugach is a party, or intended to be a party, in which Mr. Hickey has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K. In addition, Mr. Hickey was not appointed as the COO pursuant to any arrangement or understanding with other parties.

(e)  Pursuant to the approved term sheet, Mr. Hickey’s agreement will have a term of five (5) years effective from the date of signing, with an automatic one-year extension absent a notice of termination. Mr. Hickey’s annual base salary will be $298,296 effective November 15, 2018, with an increase to $332,000 effective November 28, 2018. This employment agreement will be consistent with the terms of Chugach’s employment agreement with the CEO, excluding the dispute resolution and executive benefit plan (pension protection) provisions. All other health and welfare benefits will be paid consistent with current Chugach non-represented compensation programs.

Mr. Hickey’s employment agreement, in its entirety, will be filed as an exhibit to Chugach’s next annual report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 29, 2018		CHUGACH ELECTRIC ASSOCIATION, INC.
	By:	/s/ Lee D. Thibert
Lee D. Thibert
Chief Executive Officer